`
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      November 4, 2004

Barrier Therapeutics, Inc.

(Exact name of registrant specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50680 (Commission File Number)	22-3828030 (I.R.S. Employer Identification No.)

600 College Road East, Suite 3200, Princeton, New Jersey 08540
(Address of principal executive offices)

(609) 945-1200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
DISTRIBUTION AND LICENSE AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.

     On November 4, 2004, Barrier Therapeutics, Inc. entered into a Distribution and License Agreement with Grupo Ferrer Internacional, S.A. The agreement provides for Ferrer to be Barrier’s exclusive marketer and distributor of Barrier’s Zimycan™, Sebazole™, Liarozole, and Ketanserin products in several countries throughout Europe, Latin America and Africa. In addition to marketing and distributing the products, Ferrer will assist Barrier in obtaining regulatory approvals for the products in the territory.

     Under the agreement, Barrier will receive its primary revenues from the sale of finished product to Ferrer. Barrier will also receive an upfront fee of 500,000 Euros and may receive up to an additional 600,000 Euros based on the achievement of milestones.

     The foregoing is only a summary of the agreement. You are urged to read such agreement in its entirety, for a more complete description of the terms and conditions of such agreement. A copy of the agreement is attached to this report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

               10.1†– Distribution and License Agreement dated November 4, 2004 between Barrier Therapeutics, Inc. and Grupo Ferrer Internacional, S.A.

†	Certain information in this exhibit has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.

Date: November 9, 2004	By:	ANNE M. VANLENT

	Name:	Anne M. VanLent
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1†	Distribution and License Agreement dated November 4, 2004 between Barrier Therapeutics, Inc. and Grupo Ferrer Internacional, S.A.

†	Certain information in this exhibit has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.